                                                               EXHIBIT 4-A

                          CERTIFICATE OF TRUST

   The undersigned, the trustees of U S WEST Financing I desiring to form a business trust pursuant to Delaware Business Trust Act, 12 DEL. C. c. 38 hereby certify as follows:

   1. The name of the business trust being formed hereby (the "Trust") is U S WEST Financing I.

   2. The name and business address of the trustee of the Trust who is a resident of the State of Delaware is as follows:

       Michael J. Majchrzak
       300 King Street
       Wilmington, DE 19801

Dated: March 1, 1995

                                       Michael J. Majchrzak
                                       as Trustee

                                       /s/ Michael J. Majchrzak
                                       ------------------------------------

                                       James T. Anderson
                                       as Trustee

                                       /s/ James T. Anderson
                                       ------------------------------------

                                       Charles J. Burdick
                                       as Trustee

                                       /s/  Charles J. Burdick
                                       ------------------------------------

                                       Roger Fox
                                       as Trustee

                                       /s/  Roger Fox
                                       ------------------------------------